OMB APPROVAL
OMB Number: 3235-0060
Expires: March 31, 2003
Estimated average burden hours per response: 1.25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2003

VAIL RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9614 (Commission File Number)	51-0291762 (I.R.S. Employer Identification No.)

137 Benchmark Road Avon, Colorado 81620

(Address of principal executive offices)

Registrant's telephone number, including area code (970) 845-2500

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

This Current Report on Form 8-K is for the purpose of filing the press release, dated February 13, 2003, which is set forth in Exhibit 99 hereto.

Item 7. Financial Statements and Exhibits.

(a) No financial statements are required to be filed with this report.

(b) No pro-forma financial information is required to be filed with this report.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99	Press release dated February 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2003

VAIL RESORTS, INC.

By: /s/ Adam M. Aron
Name:	Adam M. Aron
Title:	Chairman of the Board
and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.
99	Press release dated February 13, 2003.	5